EXHIBIT 99.1
------------

JONES LANG LASALLE      NEWS RELEASE

                        200 East Randolph Drive, Chicago, Illinois 60601 tel + 1 312 782 5800 fax + 1 312 228 0360

                        22 Hanover Square London W1A 2BN
                        tel + 440171 399 5616 tel + 440171 3995610
                        fax + 440171 355 1350

FOR IMMEDIATE RELEASE         CONTACT:     Bill Sullivan
                                           Chief Financial Officer
                                           +1 44-171-399-5252

             JONES LANG LASALLE ANNOUNCES FIRST QUARTER RESULTS
                     Company Realigns Segments Reporting
     Following Merger to Reflect Expanded Regional and Global Expertise

CHICAGO and LONDON, MAY 11, 1999 -- Jones Lang LaSalle Incorporated (NYSE:
JLL) today reported first quarter actual revenue of $101.4 million versus $51.1 million for the first quarter of 1998, and a net loss of $55.4 million in the first quarter 1999 versus a net loss of $3.4 million for the prior year period. The first quarter 1999 loss of $3.09 per share includes $46.2 million of non-cash compensation expenses associated with the issuance of shares pursuant to the recent merger between LaSalle Partners and the Jones Lang Wootton companies, and $7.8 million of non-recurring transition and integration costs associated with the merger and the October 1998 acquisition of COMPASS.

In order to provide Jones Lang LaSalle shareholders and potential investors with a better understanding of the ongoing operations of the Company, attached to this release is an analysis of the first quarter 1999 adjusted pro forma operations of Jones Lang LaSalle. These adjusted pro forma results include the operations of the Jones Lang Wootton companies from the beginning of the year through the closing date of the merger, and exclude the non-recurring transition and integration costs and non-cash compensation expenses associated with the merger and the COMPASS acquisition.

On an adjusted pro forma basis, Jones Lang LaSalle reported a loss for the quarter of $13.3 million, on adjusted pro forma revenue of $159.9 million. The adjusted pro forma loss, which equated to $.43 per share on total committed shares, was consistent with the Company's historical reporting patterns and management's expectations.

Underscoring the seasonal nature of the real estate industry, the Company typically reports a sizeable loss in the first quarter, followed by modest profitability in the second and third quarters, with the fourth quarter generating the vast majority of full-year profitability.

                                 -- more --

JONES LANG LASALLE ANNOUNCES FIRST QUARTER RESULTS -- Add One

Stuart L. Scott, chairman and chief executive officer of Jones Lang LaSalle, said: "the first quarter has historically been a building period for us each year as it is for the real estate industry in general, and, as expected, we reported a new loss for the period. However, I am confident that the benefits we impart to our clients as a result of our merger will create a platform for future success. Already this merger is generating opportunities to leverage our strength as 'The Real Estate Services Firm of the Future [trademark]' and support the development of several growth strategies we have outlined. Since the completion of the merger, we have:

 .     Worked to achieve our goal of delivering consistent, high-quality service across markets and disciplines for clients with multinational real estate requirements, through the creation of our Global Services Management group. This group, which is staffed with senior professionals from around the globe, is providing the resources and foundation to create best practices and deliver consistent client service throughout the Company.

 .     Supported our objective of expanding existing client relationships while attracting new clients who require a single global partner. In the first quarter of 1999, Jones Lang LaSalle gained 15 new business assignments, attributed principally to the strength of geographic and product coverage resulting from the merger. These new business wins include Xerox Corporation for a disposition and hotel services assignment in Northern Virginia, Saks Fifth Avenue for an investment sales transaction in San Francisco, and a new strategic alliance with SAIC, a San Diego-based global consultancy firm, for exclusive tenant representation services and project management services across the United States.

Explaining the Company's new reporting structure, Scott stated, "To align our reported financial information with the new management structure of the Company, and to more effectively convey our scope of services and geographic breadth, we have reorganized our segment reporting into six components. The new segments are comprised of the two globally managed operations of Hotel Services and Investment Management, as well as four regionally managed segments within Owner and Occupier Services that consist of the Americas, Europe, Asia and Australasia. The regionally managed Owner and Occupier Services include our property management, facility services, leasing and transaction services. We believe this reporting structure better reflects the wide range of vertically integrated services we now deliver on a regional and global basis as a result of our merger."

                                 -- more --

JONES LANG LASALLE ANNOUNCES FIRST QUARTER RESULTS -- Add Two

Jones Lang LaSalle (NYSE: JLL) is the world's leading real estate services and investment management firm, operating across 96 key markets in 34 countries on five continents. The Company provides comprehensive and wide ranging integrated expertise on a local, regional and global level to owners, occupiers and investors. It operates through six business segments: Hotel Services, Investment Management and four geographic regions of Owner and Occupier Services. The Company's investment management business, LaSalle Investment Management, is one of the world's largest and most diverse real estate investment management firms with $20.5 billion ([pound/sterling]12.6 billion) of assets under management. Jones Lang LaSalle is also the industry leader in real estate management services with a portfolio of more than 680 million square feet of property under management.

STATEMENTS IN THIS PRESS RELEASE REGARDING, AMONG OTHER THINGS, FUTURE FINANCIAL RESULTS AND PERFORMANCE, ACHIEVEMENTS, PLANS AND OBJECTIVES MAY BE CONSIDERED FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE, ACHIEVEMENTS, PLANS AND OBJECTIVES OF JONES LANG LASALLE TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THOSE DISCUSSED UNDER "BUSINESS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK," AND ELSEWHERE IN LASALLE PARTNERS' ANNUAL REPORT ON FORM 10-K FOR THE YEARS ENDED DECEMBER 31, 1998, UNDER "RISK FACTORS," "THE TRANSACTIONS," "THE PURCHASE AGREEMENTS," "JLW MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONAL AND RESULTS OF OPERATIONS OF THE JLW COMPANIES," AND ELSEWHERE IN LASALLE PARTNERS' PROXY STATEMENT DATED FEBRUARY 4, 1999, AND IN OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS RELEASE. JONES LANG LASALLE EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN JONES LANG LASALLE'S EXPECTATIONS OR RESULTS, OR ANY CHANGE IN EVENTS. STATEMENTS IN THIS PRESS RELEASE REGARDING PARTIES OTHER THAN JONES LANG LASALLE ARE BASED UPON REPRESENTATIONS OF SUCH OTHER PARTIES.

JONES LANG LASALLE ANNOUNCES FIRST QUARTER RESULTS -- Add Three


NOTE TO THE EDITORS:

Media contacts may listen to the Jones Lang LaSalle first quarter earnings discussion at 9:00 a.m. EDT on May 11, 1999 with investors and market analysts by dialing +1 719-457-2637 outside the United States, or +1 800-946-0705 within the United States. A replay of the call may be accessed by dialing +1 401-220-0866 outside the United States and +1 888-831-6373 in the United States between 12:00 p.m. EDT on May 11, 1999 to 5:00 p.m. EDT on May 18, 1999.

                                     ###

                       JONES LANG LASALLE INCORPORATED
        CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
             For the Three Months Ended March 31, 1999 and 1998
                     ($ in thousands, except share data)
                                 (Unaudited)

                                                  1999           1998
                                               ----------     ----------
Revenue:
  Fee-based services . . . . . . . . . . .     $  100,704         49,902
  Equity in earnings from unconsolidated
    ventures . . . . . . . . . . . . . . .            181            692
  Other income . . . . . . . . . . . . . .            536            471
                                               ----------     ----------
        Total revenue. . . . . . . . . . .        101,421         51,065

Operating expenses:
  Compensation and benefits. . . . . . . .         75,439         37,353
  Operating, administrative and other. . .         31,317         16,445
  Depreciation and amortization. . . . . .          6,955          2,616
                                               ----------     ----------
        Total operating expenses before
          merger related non-recurring
          charges. . . . . . . . . . . . .        113,711         56,414
                                               ----------     ----------
        Operating loss before merger
          related non-recurring
          charges. . . . . . . . . . . . .        (12,290)        (5,349)

  Merger related non-recurring charges:
    Stock compensation expense . . . . . .         46,199          --
    Integration and transition expenses. .          7,844          --
                                               ----------     ----------
        Total merger related
          non-recurring charges. . . . . .         54,043          --
                                               ----------     ----------
        Total operating expenses . . . . .        167,754         56,414
                                               ----------     ----------
        Operating loss . . . . . . . . . .        (66,333)        (5,349)

Interest expense, net. . . . . . . . . . .          2,642            244
                                               ----------     ----------
        Loss before benefit for
          income taxes . . . . . . . . . .        (68,975)        (5,593)

Net benefit for income taxes . . . . . . .        (13,560)        (2,153)
                                               ----------     ----------
        Net loss . . . . . . . . . . . . .     $  (55,415)        (3,440)
                                               ==========     ==========
Other comprehensive income (loss),
 net of tax:
  Foreign currency translation
    adjustments. . . . . . . . . . . . . .     $     (433)           295
                                               ----------     ----------
        Comprehensive loss . . . . . . . .     $  (55,848)        (3,145)
                                               ==========     ==========

Basic loss per common share. . . . . . . .     $    (3.09)         (0.21)
                                               ==========     ==========
Weighted average shares outstanding. . . .     17,914,221     16,200,000
                                               ==========     ==========

Diluted loss per common share. . . . . . .     $    (3.09)         (0.21)
                                               ==========     ==========
Diluted weighted average shares
  outstanding. . . . . . . . . . . . . . .     17,914,221     16,359,961
                                               ==========     ==========

                       JONES LANG LASALLE INCORPORATED
  Adjusted Actual and Adjusted Pro Forma Consolidated Statement of Earnings
                  For the Three Months Ended March 31, 1999
                     ($ in thousands, except share data)
                                 (Unaudited)


                                                   Pro Forma     Adjusted
                                      Actual       Adjust-       Pro Forma
                                    Results (1)    ments (2)    Results (3)
                                    ----------    ----------    -----------
Revenue:
  Fee-based services . . . . . . .  $  100,704       58,039        158,743
  Equity in earnings from
    unconsolidated ventures. . . .         181        --               181
  Other income . . . . . . . . . .         536          421            957
                                    ----------   ----------     ----------
        Total revenue. . . . . . .     101,421       58,460        159,881

Operating expenses:
  Compensation and benefits. . . .      75,439       43,610        119,049
  Operating, administrative
    and other. . . . . . . . . . .      31,317       18,360         49,677
  Depreciation and amortization. .       6,955        3,047         10,002
                                    ----------   ----------     ----------
        Total operating expenses
          before merger related
          non-recurring charges. .     113,711       65,017        178,728
                                    ----------   ----------     ----------
        Operating loss before
          merger related
          non-recurring charges. .     (12,290)      (6,557)       (18,847)

  Merger related non-recurring
   charges:
    Compensation expense
      associated with shares
      issued . . . . . . . . . . .      46,199        --            46,199
    Integration and transition
      expenses . . . . . . . . . .       7,844       12,325         20,169
                                    ----------   ----------     ----------
        Total merger related
          non-recurring charges. .      54,043       12,325         66,368
                                    ----------   ----------     ----------
        Total operating expenses .     167,754       77,342        245,096
                                    ----------   ----------     ----------
        Operating loss . . . . . .     (66,333)     (18,882)       (85,215)

  Interest expense, net. . . . . .       2,642          (93)         2,549
                                    ----------   ----------     ----------
        Loss before benefit for
          income taxes . . . . . .     (68,975)     (18,789)       (87,764)

  Net benefit for income taxes . .     (13,560)      (2,456)       (16,016)
                                    ----------   ----------     ----------
        Net loss . . . . . . . . .  $  (55,415)     (16,333)       (71,748)
                                    ==========   ==========     ==========
Adjustments:
  Merger related non-recurring
    charges. . . . . . . . . . . .  $   54,043       12,325         66,368
  Associated tax benefit . . . . .      (7,886)       --            (7,886)
                                    ----------   ----------     ----------
        Adjusted net earnings. . .  $   (9,258)      (4,008)       (13,266)
                                    ==========   ==========     ==========

                       JONES LANG LASALLE INCORPORATED
  Adjusted Actual and Adjusted Pro Forma Consolidated Statement of Earnings
                                 - Continued

                  For the Three Months Ended March 31, 1999
                     ($ in thousands, except share data)
                                 (Unaudited)


                                                   Pro Forma     Adjusted
                                      Actual       Adjust-       Pro Forma
                                    Results (1)    ments (2)    Results (3)
                                    ----------    ----------    -----------

Adjusted EBITDA (4). . . . . . . .  $   (5,335)      (3,510)        (8,845)
                                    ==========   ==========     ==========

Adjusted earnings per common
  share (5). . . . . . . . . . . .  $    (0.30)       (0.13)         (0.43)
                                    ==========   ==========     ==========

Adjusted shares outstanding (5). .  30,538,404   30,538,404     30,538,404
                                    ==========   ==========     ==========


(1) Actual Results represent the operations of the LaSalle Partners' businesses for the two months ended February 28, 1999 and the operations of the merged Jones Lang LaSalle businesses for the month ended March 31, 1999.

(2) Pro Forma Adjustments give effect to the operating results of the Jones Lang Wootton companies for the two months ended February 28, 1999, the period prior to their merger with LaSalle Partners Incorporated, amortization expense of the goodwill resulting from the merger as if the merger occurred on January 1, 1999, and a benefit for taxes as if the Jones Lang Wootton companies and LaSalle Partners Incorporated were taxable entities at an effective tax rate of 38% as of January 1, 1999.

(3) Adjusted Pro Forma Results give effect to the results of operations for Jones Lang Wootton and LaSalle Partners Incorporated as if the merger occurred on January 1, 1999, except for the effect of compensation expense incurred as a result of the shares issued to former employees of Jones Lang Wootton which has been reflected as of the date of the merger.

(4) Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation and amortization and merger related non-recurring charges. Merger related non-recurring charges represent non-cash compensation expense resulting from the issuance of shares to former Jones Lang Wootton employees including the effect of quarterly adjustments on certain of those shares as a result of changes in the stock price, in addition to non-capitalizable integration and transition costs incurred related to the acquisition of Compass and the merger with Jones Lang Wootton.

(5) Adjusted earnings per common share represents adjusted net earnings divided by the weighted average committed shares outstanding. Committed shares are inclusive of shares subject to forfeiture, vesting, indemnity and adjustment provisions which are not considered in the calculation of weighted average basic or diluted shares outstanding under generally accepted accounting principles.

                       JONES LANG LASALLE INCORPORATED
                          SEGMENT OPERATING RESULTS
       Actual and Pro Forma for the Three Months Ended March 31, 1999
              Actual for the Three Months Ended March 31, 1999
                              ($ in thousands)
                                 (Unaudited)



                                            Actual (1)
                                     ----------------------      Pro Forma
                                       1999         1998         1999 (2)
                                     ---------   ----------     -----------
OWNER & OCCUPIER SERVICES -
 AMERICAS
  Revenue:
    Implementation services. . . .  $   15,434       10,801         19,075
    Management fees. . . . . . . .      26,610       15,666         26,610
    Equity earnings. . . . . . . .        (180)          (5)          (180)
    Other services . . . . . . . .       2,247        1,290          2,247
    Intersegment revenue . . . . .          62           71             62
                                    ----------   ----------     ----------
                                        44,173       27,823         47,814
  Operating expenses:
    Compensation, operating and
      administrative expenses. . .      57,086       38,037         64,327
    Depreciation and amortization.       5,043          994          5,318
                                    ----------   ----------     ----------
        Operating loss . . . . . .  $  (17,956)     (11,208)       (21,831)
                                    ==========   ==========     ==========
 EUROPE
  Revenue:
    Implementation services. . . .  $   18,434        --            44,973
    Management fees. . . . . . . .       6,331            3         13,038
    Equity earnings. . . . . . . .         (21)       --               (21)
    Other services . . . . . . . .       3,039        --             7,046
                                    ----------   ----------     ----------
                                        27,783            3         65,036
  Operating expenses:
    Compensation, operating and
      administrative expenses. . .      21,189          285         56,986
    Depreciation and amortization.         615        --             2,263
                                    ----------   ----------     ----------
        Operating income (loss). .  $    5,979         (282)         5,787
                                    ==========   ==========     ==========
 AUSTRALASIA
  Revenue:
    Implementation services. . . .  $    3,232        --             6,313
    Management fees. . . . . . . .       1,575        --             3,958
    Equity earnings. . . . . . . .         (24)       --               (24)
    Other services . . . . . . . .         463        --               699
                                    ----------   ----------     ----------
                                         5,246        --            10,946
  Operating expenses:
    Compensation, operating and
      administrative expenses. . .       6,370        --            14,209
    Depreciation and amortization.         198        --               464
                                    ----------   ----------     ----------
        Operating loss . . . . . .  $   (1,322)       --            (3,727)
                                    ==========   ==========     ==========

                       JONES LANG LASALLE INCORPORATED
                    SEGMENT OPERATING RESULTS - CONTINUED

       Actual and Pro Forma for the Three Months Ended March 31, 1999
              Actual for the Three Months Ended March 31, 1999
                              ($ in thousands)
                                 (Unaudited)


                                            Actual (1)
                                     ----------------------      Pro Forma
                                       1999         1998         1999 (2)
                                     ---------   ----------     -----------
 ASIA
  Revenue:
    Implementation services. . . .  $    2,300           45          7,327
    Management fees. . . . . . . .       1,893        --             5,742
    Other services . . . . . . . .         288            1            734
                                    ----------   ----------     ----------
                                         4,481           46         13,803
  Operating expenses:
    Compensation, operating and
      administrative expenses. . .       5,001          381         13,887
    Depreciation and amortization.         208            2            943
                                    ----------   ----------     ----------
        Operating loss . . . . . .  $     (728)        (337)        (1,027)
                                    ==========   ==========     ==========

 HOTEL SERVICES -
  Revenue:
    Implementation services. . . .  $      854        --             1,928
    Other services . . . . . . . .       --           --               371
                                    ----------   ----------     ----------
                                           854        --             2,299
  Operating expenses:
    Compensation, operating and
      administrative expenses. . .         920        --             2,570
    Depreciation and amortization.          11        --                68
                                    ----------   ----------     ----------
          Operating loss . . . . .  $      (77)       --              (339)
                                    ==========   ==========     ==========

 INVESTMENT MANAGEMENT -
  Revenue:
    Implementation services. . . .  $    1,606          952          1,942
    Advisory fees. . . . . . . . .      16,614       21,416         17,191
    Equity earnings. . . . . . . .         406          697            406
    Other services . . . . . . . .         320          199            506
    Intersegment revenue . . . . .          35        --                35
                                    ----------   ----------     ----------
                                        18,981       23,264         20,080
  Operating expenses:
    Compensation, operating and
      administrative expenses. . .      16,286       16,022         16,843
    Depreciation and amortization.         881          764            947
                                    ----------   ----------     ----------
          Operating income . . . .  $    1,814        6,478          2,290
                                    ==========   ==========     ==========

                       JONES LANG LASALLE INCORPORATED
                    SEGMENT OPERATING RESULTS - CONTINUED

       Actual and Pro Forma for the Three Months Ended March 31, 1999
              Actual for the Three Months Ended March 31, 1999
                              ($ in thousands)
                                 (Unaudited)



                                            Actual (1)
                                     ----------------------      Pro Forma
                                       1999         1998         1999 (2)
                                     ---------   ----------     -----------

Total segment revenue. . . . . . .  $  101,518       51,136        159,978
Intersegment revenue eliminations.         (97)         (71)           (97)
                                    ----------   ----------     ----------
          Total revenue. . . . . .  $  101,421       51,065        159,881
                                    ==========   ==========     ==========


Total segment operating expenses .  $  113,808       56,485        178,825
Intersegment operating expense
  eliminations . . . . . . . . . .         (97)         (71)           (97)
                                    ----------   ----------     ----------

          Total operating expenses
            before merger related
            non-recurring charges.  $  113,711       56,414        178,728
                                    ==========   ==========     ==========

          Operating loss before
            merger related
            non-recurring charges.  $  (12,290)      (5,349)       (18,847)
                                    ==========   ==========     ==========


(1) Actual results for the three months ended March 31, 1999 represent the operations of the LaSalle Partners' businesses for the two months ended February 28, 1999 and the operations of the merged Jones Lang LaSalle businesses for the month ended March 31, 1999.

(2) Pro Forma 1999 gives effect to the operating results of the Jones Lang Wootton companies for the two months ended February 28, 1999, the period prior to their merger with LaSalle Partners Incorporated.

                       JONES LANG LASALLE INCORPORATED
                         CONSOLIDATED BALANCE SHEETS
                    March 31, 1999 and December 31, 1998
                     ($ in thousands, except share data)
                                 (Unaudited)


                                              March 31,     December 31,
                                                1999           1998
                                             ----------     ------------
ASSETS
------
Current assets:
  Cash and cash equivalents. . . . . . .     $   39,987           16,941
  Trade receivables, net of allowances
    of $10,257 and $3,978 in 1999 and
    1998, respectively . . . . . . . . .        204,760          116,965
  Notes receivable and advances to
    real estate ventures . . . . . . . .         18,169           17,042
  Other receivables. . . . . . . . . . .          9,364            3,385
  Prepaid expenses . . . . . . . . . . .          7,194            2,185
  Other assets . . . . . . . . . . . . .          2,568            --
  Deferred and current tax benefit . . .         27,819            9,926
                                             ----------       ----------

        Total current assets . . . . . .        309,861          166,444

Property and equipment, at cost, less
  accumulated depreciation of $39,649
  and $35,859 for 1999 and 1998,
  respectively . . . . . . . . . . . . .         63,411           28,773
Intangibles resulting from business
  acquisitions, net of accumulated
  amortization of $17,860 and $11,961
  in 1999 and 1998, respectively . . . .        390,304          229,437
Investments in real estate ventures. . .         49,908           52,976
Prepaid pension asset. . . . . . . . . .         21,583            --
Long-term receivables, net . . . . . . .         21,109           10,950
Deferred tax assets. . . . . . . . . . .          7,518              660
Other assets, net. . . . . . . . . . . .          3,194            1,681
                                             ----------       ----------

                                             $  866,888          490,921
                                             ==========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Accounts payable and accrued
    liabilities. . . . . . . . . . . . .     $  116,109           51,101
  Accrued compensation . . . . . . . . .         64,849           58,398
  Short-term borrowings. . . . . . . . .         19,951            --
  Other liabilities. . . . . . . . . . .         56,901            8,324
                                             ----------       ----------
        Total current liabilities. . . .        257,810          117,823

Long-term liabilities:
  Credit facilities. . . . . . . . . . .        292,378          202,923
  Other. . . . . . . . . . . . . . . . .          4,343              603

Commitments and contingencies
                                             ----------       ----------
        Total liabilities. . . . . . . .        554,531          321,349

                       JONES LANG LASALLE INCORPORATED
                   CONSOLIDATED BALANCE SHEETS - CONTINUED

                    March 31, 1999 and December 31, 1998
                     ($ in thousands, except share data)
                                 (Unaudited)


                                              March 31,     December 31,
                                                1999           1998
                                             ----------     ------------

Stockholders' equity:
  Common stock, $.01 par value per
    share, 100,000,000 shares
    authorized; 30,560,307 shares
    issued and outstanding . . . . . . .            306              163
  Additional paid-in capital . . . . . .        472,365          123,543
  Deferred stock compensation. . . . . .       (150,379)           --
  Unallocated ESOT shares. . . . . . . .`            (9)           --
  Retained earnings/(deficit). . . . . .        (10,623)          44,792
  Accumulated other comprehensive
    income . . . . . . . . . . . . . . .            697            1,074
                                             ----------       ----------
        Total stockholders' equity . . .        312,357          169,572
                                             ----------       ----------
                                             $  866,888          490,921
                                             ==========       ==========